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                                                                    Exhibit 3.17
                                                                    ------------

                           ARTICLES OF INCORPORATION

                                      OF

                          TOKHEIM BASE SYSTEMS, INC.

          The undersigned, a natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of incorporation:

                                   ARTICLE I

                                     NAME
                                     ----
          The name of the corporation is Tokheim Base Systems, Inc.

                                  ARTICLE II

                                   DURATION
                                   --------
          The period of the corporation's duration is perpetual.

                                  ARTICLE III

                                    PURPOSE
                                    -------
          The purpose or purposes for which the corporation is organized are to transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act; to buy, sell, lease, own, and deal in and to transact business with respect to real and personal property and services; and in general, to have and exercise all the powers conferred by the laws of Texas upon corporations formed under the Texas Business Corporation Act, and to do any and all of the things hereinbefore set forth to the same extent as natural persons might or could.

                                  ARTICLE IV

                               AUTHORIZED SHARES
                               -----------------

          The aggregate number of shares which the corporation shall have authority to issue is 10,000 shares at no par value per share. The shares are designated as Common Stock and have identical rights and privileges in every respect.

                                   ARTICLE V

                           COMMENCEMENT OF BUSINESS
                           ------------------------

          The corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000 consisting of money, labor done, or property actually received,

                                  ARTICLE VI

                    PREEMPTIVE RIGHTS AND CUMULATIVE VOTING
                    ---------------------------------------

          The shareholders of the corporation shall not have preemptive rights to acquire additional, unissued, or treasury shares of the corporation or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares. Cumulative voting of shares of the corporation shall not be permitted.

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                                  ARTICLE VII

                               AGENT FOR PROCESS
                               -----------------

          The address of the corporation's initial registered office is 10857 Rockley Road, Houston, Texas 77099, and the name of its initial registered agent at such address is Donald J. Drapp.

                                  ARTICLE VII

                                   DIRECTORS
                                   ---------

          The number of directors constituting the initial board of directors of the corporation is three (3), and the name and address of the persons who are to serve as directors until the first meeting of the shareholders or until their successors are elected and have qualified are:

       NAME                          ADDRESS
       ----                          -------
       Randolph J. Straka            10857 Rockley Road
                                     Houston, Texas 77099

       John E. Overmyer              10857 Rockley Road
                                     Houston, Texas 77099

       Donald J. Drapp               10857 Rockley Road
                                     Houston, Texas 77099

A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director of the corporation, except for:

                                       3
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               (1)   a breach of a director's duty of loyalty to the corporation or its shareholders:

               (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

               (3) a transaction from which a director receives an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

               (4) an act or omission for which the liability of a director is expressly provided for by statute; or

               (5) an act related to an unlawful stock repurchase or payment of a dividend.


                                  ARTICLE IX

                                 INCORPORATORS
                                 -------------
          The name and address of the incorporator of the corporation is:


          NAME                  ADDRESS
          ----                  -------
          Edward K. Clark       1300 Capitol Center
                                919 Congress Avenue
                                Austin, Texas 78701

                                       4
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          EXECUTED on the 26th day of September, 1988.


                                /s/ Edward K. Clark
                                _________________________________________
                                Edward K. Clark, Incorporator


STATE OF TEXAS         (S)
                       (S)
COUNTY OF TRAVIS       (S)

          Before me, a Notary Public, on the ______ day of September, 1988, personally appeared Edward K. Clark, who, being by me first duly sworn, said that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true and correct.


                                _________________________________________
                                Notary Public, State of Texas

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